EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this registration statement of Coherent, Inc. on Form S-8 pertaining to the 1998 Director Stock Plan of our report dated November 5, 2003, with respect to the consolidated financial statements of Lambda Physik AG included in the Annual Report on Form 10-K of Coherent, Inc. for the year ended October 1, 2005, filed with the Securities and Exchange Commission.

Ernst & Young AG
Wirtschaftsprüfungsgesellschaft

/s/ Hentschel	/s/ Boelsems
Hentschel	Boelsems

Hanover, Germany
May 10, 2006